UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 28, 2006
GATX Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8319	94-1661392
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)
500 West Monroe Street
Chicago, Illinois 60661-3676
(Address of principal executive offices, including zip code)
(312) 621-6200
Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.06 Material Impairments
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
News Release
Pro Forma Financial Information

Item 1.01 Entry into a Material Definitive Agreement
     GATX Financial Corporation (“GFC” or the “Company”) is a wholly owned subsidiary of GATX Corporation (GATX).
     On September 28, 2006, GFC signed a definitive agreement to sell the majority of its aircraft leasing business to Macquarie Aircraft Leasing Limited (“MALL”), a consortium of investors including affiliates of Macquarie Bank Limited and affiliated investment funds of Och Ziff Capital Management Group. Under the terms of the agreement, MALL will acquire GFC’s wholly owned aircraft and will seek to acquire assets within the aircraft leasing joint ventures managed by GFC. The transaction is subject to customary closing conditions, third-party consents and regulatory approvals and is expected to close by year end. For more information, see the news release attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 2.06 Material Impairments
     Upon signing of the MALL agreement described in Item 1.01, GFC determined that a material impairment charge was required to write down the assets of the business, consisting primarily of wholly owned aircraft and investments in joint ventures, to fair value less costs to sell. The impairment charge is estimated to be $50 — $70 million after tax and will be recorded in the third quarter of 2006. After the payment of transaction costs, taxes and debt specifically related to aircraft assets, GFC expects cash proceeds from the sale, assuming all assets contemplated in the transaction are sold, to be approximately $500 million. The Company does not anticipate any other material future cash expenditures associated with the sales.
Item 9.01 Financial Statements and Exhibits
     The completion of the transaction with MALL as described in Item 1.01 and the previously disclosed sales of 22 of the Company’s wholly owned and partnered aircraft and five aircraft under letters of intent combined with the completed sale of the Company’s interest in its Pembroke affiliate will result in the disposition of substantially all of the operations of GFC’s Air segment. Accordingly, in future filings the Air segment will be classified as discontinued operations. Additionally, as the Company has deemed the completion of the sales to be probable and in accordance with Article 11 of Regulation S-X, pro forma financial information illustrating the combined effects of the sales on GFC’s financial position as of June 30, 2006 and on the results of its operations for the six months ended June 30, 2006 and the years ended December 31, 2005, 2004, and 2003 is filed with this Report as Exhibit 99.2.
     (b) Pro forma financial information
     (d) Exhibits
99.1	News release of GATX Corporation, dated September 28, 2006.

99.2	Pro Forma Financial Information

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX FINANCIAL CORPORATION
(Registrant)

/s/ Robert C. Lyons Robert C. Lyons
Vice-President, Chief
Financial Officer
(Duly Authorized Officer)
Date: October 4, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description	Method of Filing
99.1	News Release of GATX Corporation, dated September 28, 2006, announcing signing of agreement for sale of majority of aircraft leasing business.	Electronically

99.2	GATX Financial Corporation unaudited pro forma condensed consolidated balance sheet at June 30, 2006 and unaudited pro forma condensed consolidated statements of income for the six months ended June 30, 2006 and the years ended December 31, 2005, 2004, and 2003.	Electronically